Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Park National Corporation of our report dated February 21, 2017 relating to the consolidated financial statements and effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of Park National Corporation for the year ended December 31, 2016.

/s/ Crowe Horwath LLP
Crowe Horwath LLP

Columbus, Ohio
May 15, 2017